Exhibit 99.2

Sublease Termination Agreement

Effective January 22, 2020 at 1 pm Pacific Standard Time, BST Partners Inc. (Sublessor / Sublandlord) hereby terminates the subleases with Sublessees / Subtenants: Regen BioPharma Inc. (along with its wholly owned subsidiary KCL Therapeutics Inc.) and Zander Therapeutics Inc.

Sublessees / Subtenants Regen BioPharma Inc. (along with its wholly owned subsidiary KCL Therapeutics Inc.) and Zander Therapeutics Inc. consent and agree to termination of subleases effective January 22, 2020 at 1 pm Pacific Standard Time.

Signed in agreement with the above on this 20th day of January, 2020:

David R. Koos	David R. Koos	David R. Koos
Chairman & CEO	Chairman & CEO	Chairman & CEO
BST Partners Inc.	Regen BioPharma Inc.	Zander Therapeutics Inc.
(and KCL Therapeutics Inc.)
/s/David R. Koos	/s/ David R. Koos	/s/ David R. Koos
Date:1/20/2020	Date: 1/20/2020	Date:1/20/2020